EXHIBIT 10.12

OWNER: TENANT: SPACE: LEASE DATE: INITIAL TERM: OPTION:	Diedrichs Family Partnership, LLLP A4S Technologies, Inc. 489 N. Denver Avenue, Loveland, CO 80537 May 27, 2003 2 years 2 year option

LEASE AGREEMENT

LEASE AGREEMENT

        THIS LEASE AGREEMENT, signed by the parties on May 27, 2003, is made by Diedrichs Family Partnership, LLLP (“Landlord”), and A4S Technologies, Inc. (“Tenant”).

    1.        Definitions. In this Lease, capitalized words or phrases defined below shall have the meanings indicated:

A. “Area” shall mean the land commonly known as 489 N. Denver Avenue. The Area includes the Leased Premises and any Common Areas.

B. “Building” shall mean the building within the Area in which the Leased Premises are located.

    C.               “Common Areas” shall mean all entrances, exits, driveways, curbs, walkways, hallways, parking areas, landscaped areas, rest rooms, loading and service areas, and like areas or facilities which are located in the Area that Landlord has designated as available for Tenant’s nonexclusive use.

D. “Leased Premises” means:

Space 489 N. Denver Avenue, consisting of approximately 2100 square feet, as depicted on Addendum A hereof.

    E.                “Tenant’s Prorata Share” equals the ratio of the total number of square feet in the Leased Premises to the total number of leasable square feet in the Building or, if there is more than one building, then within the Area. Said Prorata Share is (1.76%) percent, but may change from time to time if the leasable square footage in the Building or the Area increases or decreases.

    2.        Term/Option to Extend.

    A.               Tenant shall receive possession of the Leased Premises commencing at 12:00 Noon on June 1, 2003. Unless possession is sooner terminated as herein provided, it shall end at 12:00 Noon on May 31, 2005.

    B.               Tenant shall have the first option to extend this Lease from 12:00 Noon on June 1, 2005 to 12:00 Noon on May 31, 2007. To exercise such option, Tenant must not be in default hereunder and this lease shall automatically extend for the option period unless Landlord receives Tenant’s written notice of its intent not to extend no later than April 1, 2005.

    3.        Utilities. Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, electric, sewer service and any other utility service used or consumed on the Leased Premises. If Tenant is responsible for any utility that is also provided to other users, or is billed through Landlord, Tenant shall, within ten (10) days from presentation of the statement for such utility service, pay to Landlord, as additional rent under the terms hereof, the full amount of said statement if it represents utility service furnished to the Leased Premises only or (100%) percent of said statement if it includes utility service to an area greater than the Leased Premises. Landlord and Tenant shall review any proration of utilities at the end of the first year of occupancy, at which time Landlord shall determine if the present percentage of said total utilities is equitable in relation to the use of total services by all Tenants and adjust such percentage if necessary. If Landlord so requests, Tenant shall arrange with all appropriate utility companies to pay the utilities used on the Leased Premises and to have the same billed to Tenant at the address designated by Tenant. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility to the Leased Premises.

        If any utility company serving the Leased Premises determines that an additional service, impact fee, and/or assessment, or any other type of payment or penalty is necessary due to Tenant’s use and occupancy of the Building, nature of operation and/or consumption of utilities, said expense shall be borne solely by Tenant. Said expense shall be paid promptly, and any repairs or modifications requested by the utility company shall be performed by Tenant immediately and without any delay.

    4.        Rent. Tenant shall pay the following rent for the Leased Premises:

    A.              Base Monthly Rent. Tenant shall pay the following Base Monthly Rent to Landlord, without notice and without deduction or setoff, at the address of Landlord as herein set forth, in advance on the first day of each month during the term hereof. If appropriate, the Base Monthly Rent for the first month of the Lease Term shall be prorated for said partial month.

During Lease Term
For Period Starting	Period Ending Dates	Base Monthly Rent of
06/01/2003	06/01/2004	$1,040.00

        In addition, Tenant shall pay Tenant’s Prorata Share of real estate taxes, insurance, and common area maintenance and any other expenses payable or reimbursable by Tenant, as set forth herein. Through June 1, 2004, such charges are as follows:

Square Footage 2100	Amount	Per Sq. Ft.	Monthly
Base Rental	$12,480.00	$5.94	$1,040.00
Taxes	$3,150.00	$1.50	$262.50
Insurance

Common Area Charges	$2,310.00	$1.10	$192.50

TOTALS	$17,940.00	$8.54	$1,495

        Tenant shall pay as additional monthly rent any increase in taxes, insurance, utilities and common area maintenance per Paragraphs 11, 12C, and 16 herein, plus any other increases in expenses payable or reimbursable by Tenant as set forth herein, being n/a Tenant shall also pay to Landlord an increase for cost of living adjustment, calculated as set forth in subparagraph 4B herein, beginning June 1, 2004 and every year thereafter.

Base Monthly Rent During Option Period
For Period Starting	Period Ending Dates	Base Monthly Rent of
06/01/2005	06/01/2007	Most current base rent plus CPI increase as stated below

    B.              Adjustments. Commencing with the rent payment due June 1, 2004 the amount of the Base Monthly Rent shall be based on the cost-of-living index published by the Bureau of Labor Statistics of the United States Department of Labor (Western Region), using the latest available index as the base period. On January 1 of each year that this Lease Agreement is in effect (including the first Year and all subsequent years of any renewal term), the Base Monthly Rent shall be computed by dividing the Base Monthly Rent initially due for the immediately preceding lease year by the index number for the first full month that this Lease is in effect, and then multiplying such amount by the index number for the month immediately preceding the initial month of each year to which such cost of living adjustment applies. PROVIDED, HOWEVER, that the Base Monthly Rent be increased by not less than (3)%. All adjustments shall be based on the Base Monthly Rent for the immediately preceding year and shall therefore be cumulative. If the cost-of-living index is adjusted (such as by referring to a different base period), an appropriate correlation adjustment shall be made in the calculations hereunder.

    5.        Security Deposit. Tenant has paid Landlord $1,495.00 as security for Tenant’s payment of rent and performance of the other terms and conditions of this Lease. Landlord may deduct from such amount for the reasonable cost of repairs to the Leased Premises (ordinary wear and tear excepted), for any rent delinquent under the terms hereof, and for any sum advanced by Landlord to cure any default of Tenant hereunder. If deductions occur, Tenant shall, within fifteen (15) days after notice from Landlord, redeposit with Landlord such amounts so expended so as to maintain the deposit in its original amount. Failure to so redeposit shall be deemed a failure to pay rent under the terms hereof. Nothing herein contained shall limit the liability of Tenant as to any damage to the Leased Premises, and Tenant shall be responsible for the total amount of any damage and/or loss occasioned by actions of Tenant. Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord’s interest in the Leased Premises, whereupon Landlord shall be discharged from any further liability with respect to such deposit. Landlord shall not be required to pay Tenant any interest on said deposit and may commingle said deposit with other funds of Landlord.

    6.        Use of Premises. Tenant shall use the Leased Premises for Office/Shop and for no other purpose whatsoever except with Landlord’s written consent. Tenant shall not allow any accumulation of trash or debris on the Leased Premises or within any portion of the Area. All receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the rear and/or other service door provided therefor. If the Leased Premises has no such door, these matters shall be handled in a manner satisfactory to Landlord. No material may be stored outside the Leased Premises, unless first approved by Landlord in writing, and then in only such areas as Landlord designates. Tenant shall not commit or suffer any waste on the Leased Premises nor shall Tenant permit any nuisance to be maintained on the Leased Premises or permit any disorderly conduct or other activity having a tendency to annoy or disturb any occupants of any part of the Area or any adjoining property.

    7.        Laws and Regulations. Tenant shall, at its sole cost and expense, comply with all laws and regulations of any governmental entity, board, commission or agency having jurisdiction over the Leased Premises. Tenant agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction thereof.

    8.        Landlord’s Rules and Regulations. Landlord reserves the right to adopt and promulgate rules and regulations applicable to the Leased Premises and from time to time amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto provided that the same apply uniformly to all tenants of Landlord in the Area.

    9.        Parking. All vehicles used by Tenant or Tenant’s employees shall be parked only in areas designated by Landlord. Tenant shall ensure that Tenant’s employees park only in the areas so designated. If Landlord requests, Tenant shall provide Landlord with the license numbers of Tenant’s vehicles and the vehicles of Tenant’s employees.

    10.        Control of Common Areas. All Common Areas shall at all times be subject to the exclusive control and management of Landlord.

    11.        Taxes.

    A.              Real Property Taxes and Assessments. Tenant shall pay to Landlord on the first day of each month, one-twelfth of Tenant’s Prorata Share of an real estate taxes and general and special assessments, as additional rent. If the first and last years of the Lease Term are not calendar years, the obligations of Tenant hereunder shall be prorated for the number of days during the calendar year that this Lease is in effect. Landlord shall each year determine Tenant’s Prorata Share of taxes and assessments for the prior year. If Tenant has paid less than Tenant’s Prorata Share for the prior year, Tenant shall pay the deficiency to Landlord with the next payment of Base Monthly Rent; if Tenant has paid in excess of Tenant’s Prorata Share for the prior year, Landlord shall forthwith refund said excess to Tenant.

    B.              Personal Property Taxes. Tenant shall be responsible for, and shall pay promptly when due, any and all taxes and assessments levied or assessed against any furniture, fixtures, equipment and items of a similar nature that Tenant installs or locates in or about the Leased Premises.

    C.              Rent Tax. If a special tax, charge or assessment is imposed or levied upon the rents paid or payable hereunder or upon the right of Landlord to receive rents hereunder (other than to the extent that such rents are included as a part of Landlord’s income for the purpose of an income tax), Tenant shall reimburse Landlord for the amount of such tax within fifteen (15) days after Landlord makes demand therefor upon Tenant.

    12.        Insurance.

    A.              Landlord. Landlord shall procure and maintain such fire and casualty, loss of rents and liability insurance for the Area and the Building as it deems proper and appropriate from time to time. Such insurance shall not cover any of Tenant’s property, and Tenant shall have no interest in any of the proceeds of such insurance. Landlord shall not be required to procure any insurance for Tenant’s benefit.

    B.              Tenant’s Insurance. Tenant shall, at its sole cost and expense, insure on a full replacement cost basis all of Tenant’s property located in the Leased Premises, including inventory, fixtures, leasehold improvements and contents, against loss resulting from fire or other casualty. Tenant shall procure, pay for, and maintain comprehensive public liability insurance providing coverage from and against any loss or damage occasioned by an accident or casualty on, about or adjacent to the Leased Premises. Said liability policy shall be written on an “occurrence basis” with limits of not less then $1,000,000 bodily injury liability coverage and $300,000 property damage liability coverage. Certificates for such insurance shall be delivered to Landlord and shall provide that said insurance shall not be changed, modified, reduced or canceled without thirty (30) days’ prior written notice to Landlord. Landlord shall be named as a coinsured on all of Tenant’s insurance policies hereunder.

    C.              Tenant’s Share of Landlord Insurance. Tenant shall pay Tenant’s Prorata Share of the cost of insurance secured by Landlord pursuant to subparagraph 12A. Payment shall be made on the first day of each month as additional rent. Such Prorata Share shall be subject to change from time to time, as and when the cost of such insurance increases or decreases, or Tenant’s Prorata Share changes.

    D.              Mutual Subrogation Waiver. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing fire and extended coverage to either of them covering the Leased Premises, Building or other improvements thereon or contents thereof, a waiver of any right of subrogation any such insurer of one party may acquire against the other or as against Landlord or Tenant by virtue of payment of any loss under such insurance. Such a waiver shall be effective so long as Landlord and Tenant are empowered to grant such waiver under the terms of their respective insurance policy or policies, and such waiver shall stand mutually terminated as of the date either Landlord or Tenant gives notice to the other that the power to grant such waiver has been so terminated.

    13.        Trash Removal. The Association shall contract and pay for trash removal service for the Leased Premises.

    14.        Maintenance Obligations of Landlord. Except as herein otherwise specifically provided for, Landlord shall keep and maintain the roof, foundation and external walls (but not windows or doors) of the Building in good repair and condition. Tenant shall repair and pay for any damage to the roof, foundation and external walls caused by Tenant’s action, negligence or fault.

    15.        Maintenance Obligations of Tenant. Subject only to the maintenance obligations of Landlord as herein provided for, Tenant shall, during the entire Lease Term, including all extensions thereof, at Tenant’s sole cost and expense, keep and maintain the Leased Premises in good condition and repair, including specifically the following:

    A.              Heating and Air Conditioning Systems. Tenant shall maintain the heating and air conditioning systems for the Leased Premises in good working condition. Tenant shall contract and pay for the normal maintenance of the heating and air conditioning systems, through a service company acceptable to Landlord. Tenant shall not be liable for more than $500.00 of repair or replacement costs that occur in any calendar year.

    B.              Electrical Systems. Tenant shall maintain the electrical systems in good working order and make all required repairs and replacements. Tenant has inspected the existing electrical systems and acknowledges that all such systems are in good repair and working order. Tenant shall be responsible for replacing light bulbs and other small items, in any event.

    C.              Plumbing Systems. Tenant agrees to maintain the plumbing systems in good working order and make all required repairs or replacements. Tenant shall not clog or obstruct the plumbing fixtures or pipes with any foreign or inappropriate object and shall be liable for all costs arising therefrom.

D. Glass and Doors. Tenant shall promptly repair and replace all glass and doors.

    E.              Tenant’s Responsibility. Tenant shall be responsible for all repairs on the Leased Premises that become necessary due to the intentional or negligent action or inaction of Tenant, Tenant’s employees, or Tenant’s customers or other invitees. Tenant shall also be responsible for any repairs or replacements elsewhere in the Building or Area that become necessary due to the intentional or negligent action or inaction of Tenant, Tenant’s employees, or Tenant’s customers and other invitees. Such responsibility shall supersede any responsibility undertaken by Landlord in this Lease.

    F.              Liability for Overload. Tenant shall not overload the floors of any part of the Leased Premises and shall be responsible for the repair or replacement of any damage to the Leased Premises, the Building or the Area which result from such overloading by Tenant or Tenant’s movement of heavy articles therein or thereon.

Inspection of the Leased Premises — “As Is” Condition. Tenant has inspected the Leased Premises and accepts them in the condition that they exist as of the date of this Lease, including, but not limited to, all mechanical, plumbing and electrical systems and the condition of the interior except: None.

    G.              Tenant’s Failure to Maintain Premises. Should Tenant neglect to keep and maintain the Leased Premises as required herein, Landlord shall have the right, but not the obligation, to have the work done. All reasonable costs plus a ten percent (10%) overhead charge therefor shall be charged to Tenant as additional rental, payable with the rental next due.

    16.        Common Area Maintenance. Tenant shall pay Tenant’s Prorata Share of the total costs incurred for the operation, maintenance and repair of the Common Areas. Such expenses include, but are not limited to, the costs and expenses incurred for the operation, maintenance and repair of parking areas (including restriping but not repaving); removal of snow; utilities for common lighting and signs; insurance; security to protect and secure the Building and the Area; all common utilities, including water to maintain landscaping; replanting in order to maintain the appearance of landscaped areas; supplies; the cost of personnel to implement such services; and (1.76%) percent of all such operational maintenance and repair costs to cover Landlord’s administrative and overhead costs. These costs shall be estimated on an annual basis by Landlord and shall be adjusted upward or downward depending on the actual costs for the preceding twelve months. If the actual costs are greater than the estimated costs, Tenant shall pay the difference between the estimated costs and Tenant’s Prorata Share of the actual costs to Landlord with the next payment of Base Monthly Rent. If the actual costs are less than the estimated cost, Landlord shall forthwith refund the amount of Tenant’s excess payment to Tenant.

    17.        Inspection of and Right of Entry to Leased Premises — Regular, Emergency, Reletting. Landlord and Landlord’s agents and employees may enter and inspect the Leased Premises during regular business hours; may show it to prospective purchasers or lenders; or may make such repairs, alterations, improvements or additions as Landlord deems necessary. Landlord and Landlord’s agents and employees may also enter the Leased Premises at any hour, if an emergency exists or reasonably appears to exist. Landlord shall be allowed to take all materials into and upon the Leased Premises that may be required therefor, without constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six months prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the Leased Premises to prospective tenants and may place upon the Leased Premises the usual notices indicating that the Leased Premises are for lease or sale.

    18.        Alteration — Changes and Additions — Responsibility. Unless Landlord’s approval is first secured in writing, Tenant shall not install or erect inside partitions, add to existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning equipment or fixtures or make any other changes or alterations to the interior or exterior of the Leased Premises. Any such changes or alterations shall be made at the sole cost and expense of Tenant. At the end of this Lease, all such fixtures, equipment, additions, changes and/or alterations (except trade fixtures installed by Tenant) shall be and remain the property of Landlord; provided however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions or alterations and restore the Leased Premises to the condition existing immediately prior to such change or installation, normal wear and tear excepted, all at Tenant’s cost and expense. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless Landlord otherwise agrees. Any and all repairs, changes and/or modifications thereto shall be the responsibility and at the cost of Tenant. Landlord may require adequate security from Tenant assuring no mechanic’s liens on account of work done on the Leased Premises by Tenant and may post the Leased Premises, or take such other action as is then permitted by law, to protect Landlord and the Leased Premises against mechanic’s liens. Landlord may also require adequate security to assure Landlord that the Leased Premises will be restored to their original condition upon termination of this Lease.

    19.        Sign Approval. Tenant shall not erect, install or place on or about the Leased Premises any sign or other advertising material without the express prior written approval of Landlord. All signs must meet applicable code regulations and be properly permitted.

    20.        Landlord’s Right to Make Changes and Additions. Landlord reserves the right to make alterations or additions to the Building or Area at any time. Landlord also reserves the right to construct other buildings and/or improvements in the Area and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the Leased Premises to Tenant. Landlord further reserves the exclusive right to the roof of the Building of which the Leased Premises are a part. Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the improvements or Common Areas, PROVIDED, HOWEVER, that all such changes shall be in compliance with the requirements of governmental authorities having jurisdiction over the Area.

    21.        Damage or Destruction of Leased Premises. If the Leased Premises or the Building are totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease upon written notice to Tenant. Such notice shall be given within 75 days after such fire or other casualty occurs. If the Leased Premises are partially damaged by fire or other casualty, not caused by Tenant’s negligence, and are not rendered untenantable thereby, as determined by Landlord, an appropriate reduction of the rent shall be allowed until repair thereof shall be substantially completed. Landlord shall undertake and complete such repairs with due diligence; if such repairs are not completed within 150 days after the fire or other casualty, Tenant may terminate this Lease by giving written notice of termination to Landlord at any time prior to the completion of such work.

    22.        Condemnation Taking. If the entire Leased Premises is taken for quasi-public purposes by any governmental entity or other entity having the power of condemnation, this Lease shall terminate as of the date that legal title to the Leased Premises vests in the condemning authority or the date such authority takes possession of the Leased Premises, whichever is earlier. If only a portion of the Leased Premises is so taken, Lessor may either terminate this Lease as of the date title or possession is transferred as set forth above, whichever is earlier, or continue this Lease in effect, in which event the Base Monthly Rent and Tenant’s Prorata Share of taxes, insurance, and common area charges shall be equitably adjusted.

        In either a total or partial condemnation, Landlord shall have the exclusive right to any award made by the condemning authority, and Tenant hereby waives and relinquishes any and all claim Tenant may have against such award and all other claims for compensation or damages against Landlord arising from such condemnation.

    23.        Assignment or Subletting. Tenant may not assign this Lease or sublet the Leased Premises or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld. No such assignment or subletting, if approved by Landlord, shall relieve Tenant of any of its obligations hereunder, and the performance or nonperformance of any of the covenants herein contained by subtenants shall be considered as the performance or the nonperformance by Tenant.

    24.        Warranty of Title. Subject to the provisions of Paragraphs 26, 27, 28, and 29 hereof, Landlord covenants it has good right to lease the Leased Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term of the Lease.

    25.        Access. Landlord shall provide Tenant nonexclusive access to the Leased Premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right, during the term of this Lease, to designate, and to change, such nonexclusive access.

    26.        Subordination. Tenant agrees that this Lease shall be subordinate to any mortgage, trust deed or ground lease that may now exist or which may hereafter be placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Tenant shall execute and deliver whatever instruments may be required for the above purposes, and if it fails to do so within ten (10) days after demand in writing, does hereby make, constitute and irrevocably appoint Landlord as is attorney-in-fact and in its name, place and stead so to do. In the event of the sale or assignment of Landlord’s interest in the Area or in the Building or in the event of any proceedings brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

    27.        Easements. Landlord shall have the right to grant any easement on, over, under and above the Area for such purposes as Landlord determines, provided that such easements do not materially interfere with Tenant’s occupancy and use of the Leased Premises.

    28.        Tenant’s Hold Harmless and Indemnification Agreement. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, expenses, costs, judgments, and/or demands, including court costs and attorney’s fees, suffered or incurred by Landlord, arising from activities of Tenant on the Leased Premises or in the Building or in the Area or on account of any operation or action by Tenant and from and against all claims arising from any breach or default on the part of Tenant or any act of negligence of Tenant, its agents, contractors, servants, employees, licensees, or invitees; or any accident, injury or death of any person or damage to any property in or about the Leased Premises, the Building or the Area.

    29.        Acts or Omission of Others. Landlord, its employees and agents, shall not be responsible or liable to Tenant or to Tenant’s guests, invitees, employees, agents or any other person or entity, for any loss or damage that may be caused by the acts or omissions of other tenants, their guests or invitees, occupying any other part of the Building or the Area or by persons who are trespassers on or in the Building or the Area, or for any loss or damage caused by resulting from the bursting, stoppage, backing up or leaking of water, gas, electricity or sewers or caused in any other manner whatsoever.

    30.        Interest on Past Due Obligations. Any amount due to Landlord not paid when due shall bear interest at two (2%) percent per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

    31.        Late Charge. Landlord shall have the right to collect from Tenant, in addition to any amounts due under Paragraph 30 above, a monthly collection service charge for any payment due to Landlord hereunder which is delinquent ten (10) days or longer, said charge being ten percent (10%) of said payments, whichever sum shall be greater.

    32.        Holding Over — Double Last Month’s Rent. If Tenant remains in possession of the Leased Premises after the termination of this Lease, whether by expiration of the lease term or otherwise, without a written agreement as to such possession, Tenant shall be deemed a month-to-month tenant. The Monthly Base Rent during such holdover tenancy shall be double the Monthly Base Rent paid for the last month of tenancy under this Lease, excluding any free rent concessions which may have been made for the last month of the Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in surrendering possession of the Leased Premises including, without limitation, any claims made with regard to any succeeding occupancy bounded by such holdover period.

    33.        Modification or Extensions. No modification or extension of this Lease shall be binding upon the parties hereto unless in writing and signed by the parties hereto.

    34.        Status Statement. If Landlord requests, Tenant agrees to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications); Tenant has accepted and occupied the Leased Premises; Tenant has not paid rent in advance; Tenant is not aware of any prior assignment of this Lease by Landlord; Tenant has no offsets against the rent or claims against Landlord; amount of the total monthly rent then being paid by Tenant hereunder; and, the date to which rent and other charges have been paid.

    35.        Notice. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing. Those given to Tenant shall be properly given if served on Tenant or an employee of Tenant, posted on the Leased Premises, or sent to Tenant by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Tenant at the Leased Premises as follows:

A4S Technologies, Inc. 3973 Montana Hwy 35 Kalispell, MT 59901

or at such other place as Tenant may from time to time designate in a written notice to Landlord. Those given to Landlord shall be properly given if personally served on Landlord or if sent to Landlord, United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Landlord at

Diedrichs Family Partnership, LLLP P.O. Box 270154 Fort Collins, CO 80527

or at such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing.

    36.        Memorandum of Lease — Notice to Mortgagee. Landlord and Tenant agree not to place this Lease of record, but upon the request of either party to execute and acknowledge a recordable short form lease indicating the names and respective addresses of Landlord and Tenant; the Leased Premises; the commencement and termination dates of the Lease Term and options for renewal, if any, but omitting rent and other terms of this Lease. Tenant consents to Landlord’s assignment of rents and of Landlord’s interest in this Lease to a mortgagee, if the same be made by Landlord. Tenant further agrees, if requested to do so by Landlord, that it will give to said mortgagee a copy of any request for performance by Tenant to Landlord or notice of default given by Tenant to Landlord, and if Landlord fails to cure such default, Tenant will give said mortgagee a sixty (60) day period in which to cure the same. Said period shall begin with the last day on which Landlord could cure such default before Tenant has the right to exercise any remedy by reason of such default. All notices to the mortgagee shall be sent by United States registered or certified mail, postage prepaid, return receipt requested.

    37.        Controlling Law. This Lease shall be construed consistently with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Larimer County and in no other jurisdiction.

    38.        Landlord Not a Partner With Tenant. Nothing contained in this Lease shall be deemed to make Landlord a partner, agent, associate of or in joint venture with Tenant in the conduct of Tenant’s business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain solely that of landlord and tenant.

    39.        Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, be ruled invalid or unenforceable to any extent, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

    40.        Default — Remedies.

    A.              Late Charge. The Base Monthly Rent plus Tenant’s Prorata Share of taxes, insurance, and Common Area charges shall be due on the first day of each month. If said items have not been paid in full by the tenth (10th) day of a month, a late charge as provided for in Paragraph 31 shall be due and payable. The existence of such late charge shall not waive or release Landlord’s right to declare Tenant in breach hereunder if such rent has not been paid in full by the first day of the month in which it is due.

    B.              Breach/Default. Upon breach of this Lease for failure to pay the rent (including Monthly Base Rent, Tenant’s Prorata Share of taxes, insurance, and Common Area charges) in full or upon Tenant’s failure to pay utilities or any other monetary item in full, when required hereunder, Landlord may give Tenant written notice specifying such breach and allowing ten (10) business days for cure thereof. If Tenant fails to cure such breach within said grace period, by paying in full all amounts required to cure such breach (including, but not limited to, any late charge that may accrue during said grace period), Landlord may declare Tenant in default under this Lease.

If Tenant fails to timely perform any non-monetary obligation of this Lease, Landlord shall have the right to give written notice to Tenant specifying such breach and allowing fifteen (15) days thereafter for cure. Tenant may cure such breach by tendering performance in full as required hereunder during such grace period or, if such breach is of such a nature that it can not be cured by diligent effort during such grace period, Tenant may cure its breach by undertaking a course of performance within such grace period and diligently pursuing it thereafter. If Tenant fails to cure its breach within said grace period, Landlord may declare Tenant in default hereunder.

    C.              Remedies. If Tenant shall default in the payment of rent or in the keeping of any of the terms, covenants or conditions of this Lease to be kept and/or performed by Tenant, Landlord may immediately, or at any time thereafter, reenter the Leased Premises and remove all persons and property therefrom, without being liable to indictment, prosecution for damage therefor, or for forcible entry and detainer, and repossess and enjoy the Leased Premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, at any time and from time to time thereafter, relet the Leased Premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefore and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense, commissions and charges paid by Landlord in reletting the Leased Premises. Any such re1etting may be for the remainder of the term of this Lease or for a longer or shorter period. In lieu of reletting such Leased Premises, Landlord may occupy the same or cause the same to be occupied by others.

Whether or not the Leased Premises or any part thereof be relet, Tenant shall pay Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or such recovery of possession, as the case may be, and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting if any. Unless waived by written notice from Landlord to Tenant, no action taken by Landlord to obtain possession of the Leased Premises or to recover any amount due to Landlord hereunder shall betaken as a waiver of Landlord’s right to require full and complete performance by Tenant of all terms hereof, including payment of all amounts due hereunder, or as an election by Landlord to terminate this Lease.

If the Leased Premises are reoccupied by Landlord pursuant hereto, and regardless of whether the Leased Premises shall be relet or possessed by Landlord, all fixtures, additions, furniture, and the like then on the Leased Premises may be retained by Landlord.

    D.              Abandonment. In the event Tenant is in default under the terms hereof and, by the sale determination of Landlord, has abandoned the Leased Premises, Landlord shall have the right to remove all Tenant’s property from the Leased Premises and dispose of said property in such a manner as determined best by Landlord, at the sale cost and expense of Tenant and without liability of Landlord for the actions so taken.

    E.              Insolvency — Bankruptcy. If Tenant makes an assignment of Tenant’s business or property for the benefit of creditors, or, if Tenant’s leasehold interest hereunder shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case, at Landlord’s option, with or without notice, Landlord may terminate this Lease and immediately retake possession of the Leased Premises without the same working any forfeiture of the obligations of Tenant hereunder.

    F.              Other Remedies. In addition to remedies granted Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available under the statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Further, all powers and remedies given by this Lease to Landlord may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rent by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

    41.        Tenant’s Remedies. Upon Landlord’s breach of this Lease, Tenant shall have the right to give notice to Landlord specifying such breach and allowing fifteen (15) business days thereafter for cure of such breach. If the breach is of such a nature that it cannot be cured by diligent effort during such grace period, Landlord may cure its breach by undertaking a course of performance within such grace period and diligently pursuing it thereafter. If Landlord fails to cure its breach within said grace period, Tenant may pursue all remedies available to Tenant at law or in equity. PROVIDED, HOWEVER, that all rent (including Base Monthly Rent, plus Tenant’s Prorata Share of taxes, insurance, and common area charges), and payment of all other monetary obligations required of Tenant by this Lease shall be due and payable without deduction or setoff.

    42.        Legal Proceedings — Responsibilities. In the event of breach or default by either party, the other party shall be entitled to recover all costs and expenses of enforcement, including reasonable attorney’s fees, whether or not litigation is actually commenced. In the event of proceeding at law or in equity by either party hereto, the defaulting party shall pay all costs and expenses, including all reasonable attorney’s fees incurred by the nondefaulting party in pursuing such remedy, if such nondefaulting party is awarded substantially the relief requested.

    43.        Administrative Charges. In the event any check, bank draft or negotiable instrument given for any money payment hereunder shall be dishonored at any time and from time to time, for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available (1) to make an administrative charge of $100.00 or three times the face value of the check, bank draft or negotiable instrument, whichever is smaller, and (2) at Landlord’s sole option, to require Tenant to make all future rental payments in cash or cashier’s check.

    44.        Hazardous Materials and Environmental Considerations.

    A.               Tenant covenants and agrees that Tenant and its agents, employees, contractors and invitees shall comply with all Hazardous Materials Laws (as hereinafter defined). Without limiting the foregoing, Tenant covenants and agrees that it will not use, generate, store or dispose of, nor permit the use, generation, storage or disposal of Hazardous Materials (as hereinafter defined) on, under or about the Leased Premises, or will it transport or permit the transportation of Hazardous Materials to or from the Leased Premises, except in full compliance with any applicable Hazardous Materials Laws. Any Hazardous Materials located on the Leased Premises shall be handled in an appropriately controlled environment which shall include the use of such equipment (at Tenant’s expense) as is necessary to meet or exceed standards imposed by any Hazardous Materials Laws and in such a way as not to interfere with any other tenant’s use of its premises. Upon breach of any covenant contained herein, Tenant shall, at Tenant’s sole expense, cure such breach by taking all action prescribed by any applicable Hazardous Materials Laws or by any governmental authority with jurisdiction over such matters.

    B.               Tenant shall inform Landlord at any time of (i) any Hazardous Materials it intends to use, generate, handle, store or dispose of, on or about or transport from, the Leased Premises and (ii) of Tenant’s discovery of any event or condition which constitutes a violation of any applicable Hazardous Materials Laws. Tenant shall provide to Landlord copies of all communications to or from any governmental authority or any other party relating to Hazardous Materials affecting the Leased Premises.

    C.               Tenant shall indemnify and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including, without limitation, diminution on value of the Leased Premises, damages for loss or restriction on use of all or part of the Leased Premises, sums paid in settlement of claims, investigation of site conditions, or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorney’s fees, consultant fees and expert fees) which arise as a result of or in connection with any breach of the foregoing covenants or any other violation contained herein shall also accrue to the benefit of the employees, agents, officers, directors and/or partners of Landlord.

    D.               Upon termination of this Lease and/or vacation of the Leased Premises, Tenant shall properly remove all Hazardous Materials. Landlord shall grant to Tenant and its agents or contractors such access to the Leased Premises as is necessary to accomplish such removal. Landlord may require Tenant, at Tenant’s expense, to complete an environmental audit by a duly qualified firm to ensure that the Leased Premises are free from Hazardous Materials and in compliance with all applicable regulations.

    E.               “Hazardous Materials” shall mean (a) any chemical, material, substance or pollutant which poses a hazard to the Leased Premises or to persons on or about the Leased Premises or would cause a violation of or is regulated by any Hazardous Materials Laws, and (b) any chemical, material or substance defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “regulated substances,” or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 6991 et seq.; the Federal Water pollution Control Act, as amended, 33 US.C. Section 1251, et seq.; and Sections 15-15-101, et seq.; 25-16-101, et seq.; 25-7-101, et seq.; and 25-8-101 et seq.; of the Colorado Revised Statutes. “Hazardous Materials Laws” shall mean any federal, state or local laws, ordinances, rules, regulations, or policies (including, but not limited to, those laws specified above) relating to the environmental, health. and safety or the use, handling, transportation, production, disposal, discharge or storage of Hazardous Materials, or to industrial hygiene or the environmental conditions on, under or about the Leased Premises. Said term shall be deemed to include all such laws as are now in effect or as hereafter amended and all other such laws as may hereafter be enacted or adopted during the term of this Lease.

    F.               Landlord acknowledges that Tenant shall have no liability or responsibility for any Hazardous Material located on the Leased Premises prior to Tenant’s taking possession hereunder. Landlord acknowledges and agrees that all costs and liabilities of dealing with any such pre-existing Hazardous Material shall be the sole responsibility of Landlord, who shall hold Tenant harmless therefrom.

    45.        Entire Agreement. It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions, and understandings between Lessor and/or its agents and Lessee relative to the Leased Premises and that there are no promises, agreements, conditions, or understandings either oral or written, between them or other than are herein set forth.

    46.        Guarantee and Financial Statements. This Lease and Tenant’s performance hereunder shall be personally guaranteed by the execution of a Guarantee Agreement in the form attached hereto, signed by n/a A current financial statement of Tenant and of any parties so guaranteeing this Lease shall be provided to Landlord upon execution hereof and annually thereafter, if so requested by Landlord.

    47.        Exhibit Attached. This Lease includes the Interior Space Plan, a Lease Exhibit, which is incorporated herein and made a part of this Lease Agreement.

    48.        Miscellaneous. All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words “Landlord” and “Tenant” are used, they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

    49.        Role of Broker. The Group, Inc. has acted as a licensed real estate broker for the negotiation of this Lease. Both parties acknowledge that said real estate broker has acted as a transaction broker, only, and that both parties have been advised to review this Lease with their own legal, accounting, and financial advisers, prior to signing it. Landlord shall be solely responsible for payment of any commission due The Group, Inc., relative to this transaction and shall hold Tenant harmless therefrom.

    50.        Additional Provisions. The parties agree to the following: Tenant may have possession of the premises upon the signing of this lease and paying of the deposit hereunder.

Window Molding Carpet Cleaning

        IN WITNESS WHEREOF, the parties hereto have signed this Lease Agreement on the dates shown by their respective signatures.

Witness /s/ Alicia Pendleton As to Landlord Witness ___________________________________ As to Tenant ___________________________________ As to Tenant	LANDLORD: Diedrichs Family Partnership, LLLP By: /s/ Arleen R. Brown TENANT: A4S Technologies, Inc. By: Michael Siemens President/CEO By:____________________________